Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
General Dynamics Corporation:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
/s/ KPMG LLP
McLean, Virginia
August 3, 2018